Exhibit 99.1

Push Holdings, Inc.
Consolidated Financial Statements
September 30, 2019 (unaudited),
December 31, 2018 and 2017

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Push Holdings, Inc.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Push Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2018 and December 31, 2017, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2018 (Successor), for the period from April 29, 2017 through December 31, 2017 (Successor), and for the period from January 1, 2017 through April 28, 2017 (Predecessor), and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Push Holdings, Inc. and its subsidiaries as of December 31, 2018 and December 31, 2017, and the results of their operations and their cash flows for the year ended December 31, 2018 (Successor), for the period from April 29, 2017 through December 31, 2017 (Successor), and for the period from January 1, 2017 through April 28, 2017 (Predecessor), in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that Push Holdings, Inc. and its subsidiaries will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations for the year ended December 31, 2018 and for the nine-month period ended September 30, 2019 (unaudited) and has accumulated deficits as of December 31, 2018 and September 30, 2019 (unaudited) that raises substantial doubt about its ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Other Matter

As discussed in Note 3 to the financial statements, on April 28, 2017, Push Holdings, Inc. was acquired by ConversionPoint Technologies, Inc. in a transaction accounted for under the acquisition method of accounting. As such, the assets and liabilities of Push Holdings, Inc. were recorded at their respective fair values as of April 28, 2017. Relevant fair value adjustments have been pushed down to the post-acquisition financial statements of Push Holdings, Inc. Accordingly, the Successor Company’s financial statements prior to April 28, 2017 are not comparable to its financial statements for periods on or after April 28, 2017.

SQUAR MILNER LLP

Irvine, California

December 4, 2019

PUSH HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2018	September 30, 2019 (Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$2,046,444	$566,461	$103,553
Accounts receivable, net	918,401	998,232	567,716
Inventory	213,488	129,853	–
Prepaid expenses and other current assets	51,299	45,453	7,065
Total current assets	3,229,632	1,739,999	678,334
Property and Equipment, net (Note 4)	29,705	306,986	240,837
Due from Related Party	80,763	–	–
Intangible Assets, net (Note 5)	8,676,754	5,644,720	4,670,315
Goodwill	13,305,968	13,305,968	13,305,968
Total assets	$25,322,822	$20,997,673	$18,895,454
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$751,972	$1,244,572	$661,926
Accrued expenses and other current liabilities (Note 6)	994,240	442,869	165,427
Deferred revenue	31,592	10,934	37,400
Total current liabilities	1,777,804	1,698,375	864,753
Deferred Tax Liability	1,867,971	–	–
Due to Parent Company	1,064,683	8,507,682	12,451,797

Total liabilities	4,710,458	10,206,057	13,316,550
Commitments and Contingencies (Note 9)
Stockholders’ Equity
Common stock, $0.001 par value; As of September 30, 2019 (unaudited) 2,000 shares authorized, issued and outstanding and as of December 31, 2018 and 2017, 10,000,000 shares authorized; 2,000 issued and outstanding,	–	–	–
Additional-paid-in-capital	19,899,500	19,899,500	20,039,145
Retained earnings (Accumulated deficit)	712,864	(9,107,884)	(14,460,241)
Total stockholders’ equity	20,612,364	10,791,616	5,578,904
Total liabilities and stockholders’ equity	$25,322,822	$20,997,673	$18,895,454

The accompanying notes are an integral part of these consolidated financial statements.

PUSH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Predecessor	Successor
				Nine Months Ended
	January 1, 2017 to April 28, 2017	April 29, 2017 to December 31, 2017	Year Ended December 31, 2018	September 30, 2018 (Unaudited)	September 30, 2019 (Unaudited)

NET REVENUES	$2,124,266	$12,833,359	$17,766,581	$13,083,999	$5,795,762

COST OF REVENUES	1,900,345	9,427,438	15,579,632	11,318,427	4,937,285

GROSS PROFIT	223,921	3,405,921	2,186,949	1,765,572	858,477

OPERATING EXPENSES:
Sales and marketing	51,703	154,781	368,870	266,767	264,575
General and administrative	501,957	2,176,451	11,516,416	6,380,899	4,668,858
Amortization of intangible assets	–	1,079,183	1,993,813	1,476,551	1,271,987
Total operating expenses	553,660	3,410,415	13,879,099	8,124,217	6,205,420

LOSS FROM OPERATIONS	(329,739)	(4,494)	(11,692,150)	(6,358,645)	(5,346,943)

INTEREST EXPENSE, NET	–	2,112	77	75	234

LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAX	(329,739)	(6,606)	(11,692,227)	(6,358,720)	(5,347,177)

INCOME TAX (BENEFIT) EXPENSE	–	(719,470)	(1,871,479)	(1,816,325)	5,180

NET (LOSS) INCOME	$(329,739)	$712,864	$(9,820,748)	$(4,542,395)	$(5,352,357)

 The accompanying notes are an integral part of these consolidated financial statements.

PUSH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid In	Retained Earnings (Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit)	Equity (Deficit)
Predecessor Balance – January 1, 2017	2,000	$–	$–	$210,054	$210,054
Net loss for the period from January 1, 2017 through April 28, 2017	–	–	–	(329,739)	(329,739)
Predecessor Balance – April 28, 2017	2,000	$–	$–	$(119,685)	$(119,685)

Successor Balance – April 29, 2017	2,000	$–	$18,000,000	$–	$18,000,000
Parent acquisition of intellectual property	–	–	1,899,500	–	1,899,500
Net income for the period from April 29, 2017 through December 31, 2017	–	–	–	712,864	712,864
Successor Balance – December 31, 2017	2,000	–	19,899,500	712,864	20,612,364
Net loss	–	–	–	(9,820,748)	(9,820,748)
Successor Balance – December 31, 2018	2,000	$–	$19,899,500	$(9,107,884)	$10,791,616

	Common Stock		Additional	Retained Earnings (Accumulated	Total Stockholders’
	Shares	Amount	Paid-In Capital	Deficit)	Equity (Deficit)
Successor Balance – January 1, 2018	2,000	$–	$19,899,500	$712,864	$20,612,364
Net loss	–	–	–	(4,542,395)	(4,542,395)
(Unaudited) Successor Balance – September 30, 2018	2,000	$–	$19,899,500	$(3,829,531)	$16,069,969

	Common Stock		Additional	Accumulated	Total Stockholders’
	Shares	Amount	Paid-In Capital	Deficit	Equity (Deficit)
Successor Balance – January 1, 2019	2,000	$–	$19,899,500	$(9,107,884)	$10,791,616
Forgiveness of liability due to Parent	–	–	139,645	–	139,645
Net loss	–	–	–	(5,352,357)	(5,352,357)
(Unaudited) Successor Balance – September 30, 2019	2,000	$–	$20,039,145	$(14,460,241)	$5,578,904

The accompanying notes are an integral part of these consolidated financial statements.

PUSH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Predecessor	Successor
				Nine Months Ended
	January 1, 2017 to April 28, 2017	April 29, 2017 to December 31, 2017	Year Ended December 31, 2018	September 30, 2018 (Unaudited)	September 30, 2019 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(329,739)	$712,864	$(9,820,748)	$(4,542,395)	$(5,352,357)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Depreciation of property and equipment	92	20	33,097	18,015	48,768
Amortization of intangible assets	–	1,079,183	1,993,813	1,476,551	1,271,987
Loss on disposal of fixed assets	–	–	–	–	9,561
Increase (decrease) in bad debt sales returns and chargebacks reserves	64,567	48,502	(63,695)	22,449	112,583
Cancellation of warrants	–	–	1,487,942	–	–
Deferred taxes	–	(1,174,749)	(1,867,971)	(1,812,817)	–
Changes in operating assets and liabilities:
Accounts receivable	27,534	(959,491)	(16,136)	(506,287)	317,933
Inventory	(68,628)	(72,706)	83,635	(321,113)	129,853
Prepaid expenses and other current assets	(17,675)	(13,534)	5,846	3,278	38,388
Due from related party	–	(80,763)	80,763	80,763	–
Accounts payable	28,837	587,430	492,600	(221,501)	(582,646)
Accrued expenses and other current liabilities	199,121	460,441	(551,371)	469,071	(277,442)
Deferred revenue	–	31,592	(20,658)	1,634	26,466
Due to parent company	–	1,064,683	7,442,999	4,071,657	4,083,760
Net cash (used in) provided by operating activities	(95,891)	1,683,472	(719,884)	(1,260,695)	(173,146)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,503)	(28,214)	(310,378)	(174,225)	(5,004)
Software development costs	–	–	(449,721)	(316,404)	(297,582)
Proceeds from disposal of fixed assets	–	–	–	–	12,824
Net cash used in by investing activities	(1,503)	(28,214)	(760,099)	(490,629)	(289,762)
Net (decrease) increase in cash	(97,394)	1,655,258	(1,479,983)	(1,751,324)	(462,908)
CASH AND CASH EQUIVALENTS –beginning of year	488,580	391,186	2,046,444	2,046,444	566,461
CASH AND CASH EQUIVALENTS – end of year	$391,186	$2,046,444	$566,461	$295,120	$103,553

The accompanying notes are an integral part of these consolidated financial statements.

PUSH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Predecessor	Successor
				Nine Months Ended
	January 1, 2017 to April 28, 2017	April 29, 2017 to December 31, 2017	Year Ended December 31, 2018	September 30, 2018 (Unaudited)	September 30, 2019 (Unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$–	$2,118	$80	$80	$234
Income taxes	$–	$–	$42,916	$–	$–

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING AND INVESTING ACTIVITIES
Parent acquisition – issuance of common stock (Note 3)	$–	$18,000,000	$–	$–	$–
Parent acquisition – warrants issued to acquire intellectual property	$–	$1,899,500	$–	$–	$–
Forgiveness of liability due to Parent	$–	$–	$–	$–	$139,645

The accompanying notes are an integral part of these consolidated financial statements.

PUSH HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	NATURE OF THE BUSINESS

Push Holdings Inc. (the “Company”), a Delaware corporation, was incorporated on January 27, 2017. The Company was originally formed on May 6, 2010 through the creation of Push Interactive, LLC, a Delaware limited liability company (“Push Interactive”), and Comiseo, LLC, a Delaware limited liability company (“Comiseo”). Tamble, inc., a Delaware C corporation (“Tamble”), was formed on January 3, 2012. On March 31, 2017, the owners of Push Interactive, Tamble, and Comiseo contributed their interests to Push Holdings Inc. in exchange for 2,000 shares of the Company’s common stock resulting in Push Interactive, Tamble, and Comiseo becoming wholly owned subsidiaries of the Company. Such transaction was accounted for at historical basis of the assets and obligations as the entities were under common control. Pursuant to the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 850-50 45-2, Business Combinations - Related Issues, the Company reported the results of operations of Push Interactive, Tamble, and Comiseo as though the transfer had occurred at the beginning of the earliest period presented (January 1, 2017).

The Company operates as a direct to consumer e-commerce, online marketing, and technology managed-services provider. The Company has developed proprietary technology solutions including, among other things, artificial intelligence powered media buying optimization, customer relationship management, payment processing, and fulfillment and customer lifecycle management platforms. The Company utilizes its technologies to sell a multitude of products directly to consumers with a focus on recurring subscription-based models. The Company also licenses its software technology and provides managed technology services to various other e-commerce companies. The Company is located in Minneapolis, Minnesota.

On April 28, 2017, Push Holdings, Inc. (“CPT” or “Parent”), an independent entity, acquired all of the outstanding stock of the Company in exchange for 3,157,500 shares of CPT common stock, which represented 30% of the outstanding common stock of CPT post-acquisition.

The accompanying consolidated financial statements include the financial position of the Company and its wholly owned subsidiaries as of December 31, 2017 and 2018, and September 30, 2019 (unaudited). The results of operations, changes in stockholders’ equity (deficit), and cash flows, include those of the Company and its subsidiaries for the period from January 1, 2017 through April 28, 2017, for the period from April 29, 2017 through December 31, 2017, for the year ended December 31, 2018, and for the nine months ending September 30, 2018 and 2019 (unaudited).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared on an accrual basis of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”), as set forth in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”).

The financial statements have been presented on a comparative basis. For periods prior to the acquisition (Note 3), the Company is referred to as the Predecessor. For periods after the acquisition, it is referred to as the Successor. Due to the acquisition and the application of push-down accounting, different bases of accounting have been used to prepare the Predecessor and Successor financial statements. A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these two periods.

PUSH HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation (continued)

The financial statements have also been prepared on a carve-out basis. Operating expenses of the Company include allocations of general corporate overhead related to the Parent’s corporate headquarters and common support activities, information systems, product development, accounting and finance, corporate insurance programs, treasury facilities, legal services and human resources (Note 8). These costs are charged to the Company based on usage or similar allocation methodologies.

Although the Company’s management believes the allocations and charges for such services to be reasonable, the costs of these services charged to the Company are not necessarily indicative of the costs that would have been incurred had the Company been a stand-alone entity or what they will be in the future.

Principles of Consolidation

The consolidated financial statements include the accounts of Push Holdings, Inc. and its wholly owned subsidiaries, Tamble, Comiseo, Push Interactive, Push Properties, LLC, Tremeta, LLC, Alpine Computing Systems, LLC, and Base Camp Technologies, LLC. Material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates under different assumptions or circumstances.

Significant estimates made by management include, among others, the valuation of accounts receivable, allowance for sales returns and credit card chargebacks, deferred taxes, and the recognition and disclosure of contingent liabilities.

Going Concern and Management’s Plans

The Company incurred operating losses and generated negative cash flows from operating activities during the nine months ended September 30, 2019 (unaudited) and the year ended December 31, 2018 which raises substantial doubt about its ability to continue as a going concern.

The Company expects to use a significant amount of cash over the next twelve-month period for operating activities in order to carry out its strategic objectives. The Company’s management is therefore seeking additional sources of financing and/or strategic partners. Furthermore, the Company’s management is focused on increasing revenues and improved profit margins through the integration of its technology platform and expansion of managed services, which the Company expects will reduce the levels of cash required for its operating activities.

PUSH HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Going Concern and Management’s Plans (continued)

The Company considers historical operating results, capital resources and financial position, in combination with current projections and estimates, as part of its plan to fund operations over a reasonable period of time. While management believes it will have access to other financing sources and that based on current projections, the Company will be able to maintain current operations and meet its obligations, there can be no assurance that additional sources of financing will be available on acceptable terms or that the Company will successfully execute its operating plans.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Business Combination

The Company accounts for acquisitions of entities that include inputs and processes and have the ability to create outputs as business combinations. The Company allocates the purchase price of the acquisition to the tangible assets, liabilities and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses and integration costs are expensed as incurred.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value. At December 31, 2017 and 2018, and September 30, 2019 (unaudited) cash equivalents consisted of cash and money market funds. At times, cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

Accounts Receivable, Net

Accounts receivable consists primarily of in-transit credit card settlements from customer sales processed through merchant accounts and revenue earned from customers based on contractual agreements. Merchant accounts frequently require a portion of settlements to be held back for potential future chargebacks and refunds. Holdbacks generally amount to 10% of total settlements and are generally released within six months or when the risk of chargebacks is remote. The Company estimates the impact of future chargebacks and sales returns based on historical experience and provides an allowance against accounts receivable. Additionally, the Company performs ongoing evaluations of its customers’ financial condition. The Company provides credit to some of its customers in the normal course of business and maintains allowances for potential credit losses. As of December 31, 2017 and 2018, and September 30, 2019 (unaudited) the allowance for chargebacks and returns totaled $72,852, $19,378 and $0, respectively. In addition, as of December 31, 2017 and 2018, and September 30, 2019 (unaudited) the total for the allowance for bad debt totaled $93,881, $84,660 and $216,621, respectively.

PUSH HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventory

Inventory consists of finished goods and is valued at the lower of cost (first-in, first-out) or net realizable value. There was no inventory reserve recorded as of December 31, 2017 and 2018, and September 30, 2019 (unaudited).

Property and Equipment, Net

Property and equipment are stated at historical cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are seven years for furniture and fixtures, three years for software and three to five years for computer and related equipment. Leasehold improvements are amortized over the lesser of the related lease term or their estimated useful life. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation and amortization are removed from the accounts, and any gain or loss is included in the Company’s results from operations.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, primarily consisting of property and equipment and software technology, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. For the periods ended December 31, 2017 and 2018, and September 30, 2019 (unaudited), there have been no such impairments.

Goodwill and Intangible Assets, Net

Goodwill is recorded as the difference between the aggregate consideration in a business combination and the fair value of the acquired net tangible and intangible assets acquired. The Company evaluates goodwill for impairment on an annual basis in the fourth quarter or more frequently if indicators of impairment exist that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Based on that qualitative assessment, if it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company conducts a quantitative goodwill impairment test, which involves comparing the estimated fair value of the reporting unit with its carrying value, including goodwill. The Company estimates the fair value of a reporting unit using a combination of the income and market approach. If the carrying value of the reporting unit exceeds its estimated fair value, an impairment loss is recorded for the difference. The Company performed its qualitative assessment and determined that no impairment indicators were present during the years ended December 31, 2017 and 2018, and the interim period for the nine months ended September 30, 2019 (unaudited).

PUSH HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Intangible Assets, Net (continued)

The Company’s intangible assets consist of software technology, which is amortized using the straight-line method over five years. Amortization expense for the period from January 1, 2017 through April 28, 2017, for the period from April 29, 2017 through December 31, 2017, for the year ended December 31, 2018, and for the nine months ending September 30, 2018 and 2019 (unaudited) amounted to $0, $1,079,183, $1,951,187, $1,463,391, and $1,178,466, respectively.

Software Development Costs

Capitalization of software development costs begins during the application development stage. Costs incurred in the application development phase, including upgrades and enhancements, if it is probable that such expenditures will result in additional functionality, are capitalized and will be amortized over their estimated useful life. Software development costs incurred subsequent to the establishment of technological feasibility are capitalized on the accompanying balance sheets on a periodic basis, usually quarterly. As of December 31, 2017 and 2018, and September 30, 2019 (unaudited), the balance of capitalized software costs was $0, $449,721, and $747,303, respectively. The useful life of the software development costs was determined to be five years from the date the software was placed in service. Amortization expense for the period from January 1, 2017 through April 28, 2017, for the period from April 29, 2017 through December 31, 2017, for the year ended December 31, 2018, and for the nine months ending September 30, 2018 and 2019 (unaudited) amounted to $0, $0, $42,626, $13,160, and $93,521, respectively, which was included in the amortization of intangible assets expense.

Revenue Recognition

The Company generates revenue from two primary revenue types: the sale of products and managed services. The Company recognizes revenue in accordance with ASC Topic 605, Revenue Recognition when the price is fixed or determinable, persuasive evidence of an arrangement exists, delivery has occurred, and collectability is reasonably assured.

E-commerce Sale of Products

The Company’s product revenues are generated from the sale of consumer goods as well as health and wellness products sold online through single sale and subscription billing models directly to consumers. The revenue criteria for product sales are generally met upon delivery of products to the customer and successful processing of the customers’ credit card. Revenues are presented net of credits and known and estimated refunds and credit card chargebacks. Revenues from product sales are presented on a gross basis as the Company is considered the primary obligor in the arrangement and bears the risk of credit loss.

Managed Services

The Company’s managed services revenues are derived through the management of online display advertising campaigns on behalf of customers, which include per-impression, and cost per acquisition (“CPA”) arrangements. Revenue derived on a cost per thousand impressions basis is recognized in the period in which the impressions are delivered. Revenue derived on a CPA basis is recognized in the period in which the acquisition occurs. The Company receives a fee from its customers and pays a fee to publishers based on revenue generated, or on a cost per thousand impressions basis. The Company recognizes revenue on a gross basis since the Company is the primary obligor in the arrangement.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the consolidated statement of operations in the period that includes the enactment date.

The Company’s tax positions are subject to income tax audits. The Company recognizes the tax benefit of an uncertain tax position only if it is more likely than not that the position is sustainable upon examination by the taxing authority, solely based on its technical merits. The tax benefit recognized is measured as the largest amount of benefit which is greater than 50 percent likely to be realized upon settlement with the taxing authority. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in the income tax provision.

Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not expected to be realized based on the weighting of positive and negative evidence. Future realization of deferred tax assets ultimately depends on the existence of sufficient taxable income of the appropriate character (for example, ordinary income or capital gain) within the carryback or carryforward periods available under the applicable tax law. The Company regularly reviews the deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. The Company’s judgments regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute its business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the tax provision would increase or decrease in the period in which the assessment is changed.

Concentrations of Risk

The Company’s financial instruments are potentially subject to concentrations of credit risk. The Company places its cash with high quality credit institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the FDIC limit. Management believes that the risk of loss is not significant and has not experienced any losses in such accounts.

For the period from January 1, 2017 through April 28, 2017, no customer exceeded 10% of net revenues. Approximately 38.9% and 17.5% of the net revenues were generated from one customer during the period from April 29, 2017 through December 31, 2017 and for the year ended December 31, 2018, respectively. Additionally, 25.8% and 39.7% of the net revenues were generated from two customers during the nine months ending September 30, 2018 and 2019 (unaudited), respectively.

For the period from January 1, 2017 through April 28, 2017, 33.0% of the cost of revenues were purchased from one vendor. Additionally, 18.8% and 18.5% of the cost of revenues were purchased from one vendor during the period from April 29, 2017 through December 31, 2017 and for the year ended December 31, 2018, respectively. Finally, 13.6% and 43.0% of the cost of revenues were purchased from one and two vendors during the nine months ended September 30, 2018 and 2019 (unaudited), respectively.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, due from related party, due to parent company, and notes payable. The estimated fair value of these instruments, other than due from related party and due to parent company, approximates their carrying amounts due to either market rates or the short maturity of these instruments. At December 31, 2017 and 2018, and September 30, 2019 (unaudited) the Company had no recurring or nonrecurring fair value measurements for assets and liabilities.

Shipping and Handling Costs

The Company records shipping and handling costs charged to customers as revenues and the related expense as cost of revenues in the accompanying statements of operations. Shipping and handling costs for the period from January 1, 2017 through April 28, 2017, for the period from April 29, 2017 through December 31, 2017, for the year ended December 31, 2018, and for the nine months ending September 30, 2018 and 2019 (unaudited) amounted to $237,615, $484,516, $691,429, $570,528, and $34,716, respectively.

Research and Development Costs

Research and development costs are expensed as incurred and consist primarily of salaries and related expenses, consulting services and other direct expenses.

Advertising Costs

All advertising costs are expensed as incurred and included in sales and marketing expenses. Advertising costs for the period from January 1, 2017 through April 28, 2017, for the period from April 29, 2017 through December 31, 2017, for the year ended December 31, 2018, and for the nine months ending September 30, 2018 and 2019 (unaudited) amounted to $835, $14,215, $13,000, $13,000, and $0, respectively.

Significant Recent Accounting Pronouncements

New Accounting Pronouncements Adopted

FASB issued Accounting Standard Update (“ASU”) No. 2017-04, Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment. The objective of this ASU is to simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. The guidance is effective for annual periods beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company adopted this ASU in the annual period beginning January 1, 2018. The adoption of this ASU did not have any material impact on the Company’s financial statements.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Significant Recent Accounting Pronouncements (continued)

New Accounting Pronouncements Not Yet Adopted

FASB issued ASU No. 2014-09, an accounting standard which will supersede existing revenue recognition guidance under current U.S. GAAP. The new standard is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services.

In doing so, among other things, companies will generally need to use more judgment and make more estimates than under the current guidance. The accounting standard will be effective for the Company in the annual period beginning January 1, 2019 and interim periods beginning January 1, 2020 following the release of ASU 2015-14 in August 2015, which extended the original effective date by one year. The standard may be adopted using a full retrospective or a modified retrospective (cumulative effect) method. Early adoption is permitted. Based on a preliminary analysis, the Company believes that the adoption will not have a material impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires that all leases be recognized by lessees on the balance sheet through a right-of-use asset and corresponding lease liability. This standard is required to be adopted for annual periods beginning after December 15, 2020. The Company has not yet determined the impact of the adoption of this guidance will have on its financial position, results of operations or disclosures.

3.	BUSINESS COMBINATION

On April 28, 2017, CPT acquired 100% of the outstanding stock of the Company in exchange for 3,157,500 shares of CPT’s common stock, which represented 30% of the outstanding common stock post-acquisition. The transaction was accounted for as a business combination. The fair value assigned to the shares of CPT’s common stock was $18,000,000 based on a discounted cash flow model. Goodwill has been measured as the excess of the total consideration over the amounts assigned to identifiable assets acquired and liabilities assumed.

3.	BUSINESS COMBINATION (continued)

The following table summarizes the allocation of the purchase price based on the estimated fair value of the purchase consideration, the assets acquired and liabilities assumed at the date of acquisition:

Purchase consideration at fair value:
ConversionPoint common stock	$18,000,000

Estimated fair value of the assets acquired and liabilities assumed:
Cash and cash equivalents	$391,186
Accounts receivable	7,412
Inventories	140,782
Prepaid expenses	39,276
Goodwill	13,270,366
Software technology	7,856,437
Accounts payable and accrued expenses	(698,341)
Deferred tax liability	(3,007,118)
Net assets acquired	$18,000,000

Fair valuation methods used for the identifiable net assets acquired in the acquisition make use of quoted prices in active markets, discounted cash flows and risk adjusted weighted cost of capital. The methods used in determining fair value of the intangible assets included consideration of the three traditional approaches to value: market, income, and cost. Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the value of intangible assets purchased by CPT has been developed primarily on the basis of the income approach. Under the income approach, CPT evaluated revenue projections derived from the software technology and the appropriate royalty rate that the Company would have paid if the Company did not own the software technology.

On the acquisition date, goodwill of $13,270,366 and other intangible assets of $7,856,437 were recorded. During the one-year measurement period, the Company subsequently adjusted goodwill in the amount of $35,602 in connection with completing analysis of its final tax balances. The other intangible asset identified during the acquisition is software technology, which has a weighted average useful life of five years, which is management’s best estimate at the time of the acquisition. The business combination has been accounted for as a tax-free reorganization under Section 368(a) under the Internal Revenue Code; therefore, acquired goodwill and intangibles of $21,126,803 are not tax-deductible. In accordance with Topic 350, Intangibles––Goodwill and Other, the Company completed its annual impairment test and determined that the goodwill was not impaired at September 30, 2019.

In November 2017, and as part of a separate transaction, CPT issued 500,000 warrants with a fair value of $1,899,500 to acquire the full rights to the intellectual property of the Company. In 2018, CPT cancelled these warrants. As part of the cancellation of the warrants, the Company expensed $1,487,942, which was the fair value of the intangible assets recorded in connection with these warrants and reduced the accumulated amortization by $411,558. Additionally, the Company reduced the intangible assets by the full $1,899,500.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following as of:

	December 31, 2017	December 31, 2018	(Unaudited) September 30, 2019

Computer and related equipment	$14,024	$119,271	$91,222
Furniture and fixtures	21,496	226,627	231,631
	35,520	345,898	322,853
Less: accumulated depreciation	(5,815)	(38,912)	(82,016)
	$29,705	$306,986	$240,837

Depreciation expense for the period from January 1, 2017 through April 28, 2017, for the period from April 29, 2017 through December 31, 2017, for the year ended December 31, 2018, and for the nine months ending September 30, 2018 and 2019 (unaudited) amounted to $92, $20, $33,097, $18,015, and $48,768, respectively.

5.	INTANGIBLE ASSETS, NET

Intangible assets consist of the following as of:

	December 31, 2017	December 31, 2018	(Unaudited) September 30, 2019

Software technology	$9,755,937	$8,306,158	$8,603,740
Less: accumulated amortization	(1,079,183)	(2,661,438)	(3,933,425)

	$8,676,754	$5,644,720	$4,670,315

Amortization expense related to software technology for the period from January 1, 2017 through April 28, 2017, for the period from April 29, 2017 through December 31, 2017, for the year ended December 31, 2018, and for the nine months ending September 30, 2018 and 2019 (unaudited) amounted to $0, $1,079,183, $1,993,813, $1,476,551, and $1,271,987, respectively.

5.	INTANGIBLE ASSETS, NET (continued)

The estimated future amortization expense of intangible costs as of September 30, 2019 in the next five fiscal years is as follows:

Remainder of 2019	$430,187
2020	1,720,748
2021	1,720,748
2022	673,223
2023	125,409

$4,670,315

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following as of:

	December 31, 2017	December 31, 2018	(Unaudited) September 30, 2019

Credit cards payable	$463,766	$175,838	$102,398
Accrued payroll	61,064	203,515	61,357
Income tax payable (receivable)	455,279	(3,508)	1,672
Other accrued expenses	14,131	67,024	–

	$994,240	$442,869	$165,427

7.	INCOME TAXES

The (benefit) provision for income taxes consisted of the following for the following periods:

	Predecessor	Successor
				Nine Months Ended
	January 1, 2017 to April 28, 2017	April 29, 2017 to December 31, 2017	Year Ended December 31, 2018	September 30, 2018 (Unaudited)	September 30, 2019 (Unaudited)

Deferred:
Federal	$–	$(1,082,109)	$(1,223,765)	$(1,194,631)	$–
State	–	(92,640)	(644,206)	(618,186)	–
	–	(1,174,749)	(1,867,971)	(1,812,817)	–
Current
Federal	–	353,413	(2,392)	(2,392)	–
State	–	101,866	(1,116)	(1,116)	5,180
Total current	–	455,279	(3,508)	(3,508)	5,180

Total (benefit) provision for income taxes	$–	$(719,470)	$(1,871,479)	$(1,816,325)	$5,180

The Company was an LLC, a pass-through entity for the period January 1, 2016 through March 31, 2017 and as such, was not subject to income taxes in any jurisdiction. Each LLC member was responsible for the tax liability, if any, related to its proportionate share of the LLC’s taxable income. Accordingly, no provision for income taxes is reflected for this period in the accompanying financial statements. For the period from April 1, 2017 through April 28, 2017, the Company was a corporation, subject to income taxes. The Company had minimal activity and generated book and tax losses during this period, all of which are fully valued.

7.	INCOME TAXES (continued)

Significant items making up deferred tax assets and liabilities are as follows as of:

	Successor December 31, 2017	Successor December 31, 2018	(Unaudited) Successor September 30, 2019

Deferred tax assets:
Allowances not currently deductible for tax purposes	$51,661	$32,044	$66,719
Net operating loss carryforwards & credits	–	1,448,897	2,707,946
Accrued and other	11,087	40,695	9,568
Interest carryforward	–	130,298	206,529
CPT stock compensation	–	1,087,901	1,261,647
State Taxes	156,675	–	544
	219,423	2,739,835	4,252,953
Less valuation allowance	–	(1,266,535)	(2,941,256)
	219,423	1,473,300	1,311,697
Deferred tax liability:
Intangibles	(2,087,394)	(1,473,300)	(1,311,697)
	(2,087,394)	(1,473,300)	(1,311,697)

Net deferred tax liability	$(1,867,971)	$–	$–

ASC 740-10, Income Taxes (“ASC 740-10”) requires that an entity’s deferred tax assets be reduced by a valuation allowance to the extent its management determines that it is more likely than not that such deferred tax assets, or portion thereof, will not be realized. The Company evaluates the realizability of its deferred tax assets in each reporting period, to determine the need and appropriateness of a valuation allowance. In its determinations, Management considers the evidence, both positive and negative, including those items outlined in ASC 740-10. Management analyzed the realizability of the deferred tax assets existing as of December 31, 2018 and September 30, 2019 (unaudited) and determined that the Company is unable to conclude that it is more likely than not that the federal and state net deferred tax assets will be realized. Accordingly, a full valuation allowance has been placed on Company’s federal net deferred tax assets as of December 31, 2018 and September 30, 2019 (unaudited). As of December 31, 2018, the valuation allowance on the Company’s deferred tax assets was $1,266,535 and as of September 30, 2019 (unaudited) the valuation allowance was $2,941,256.

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (the “Act”). The Act amends the Internal Revenue Code to reduce tax rates and modify policies, credits, and deductions for individuals and businesses. For businesses, the Act reduces the corporate federal tax rate from a maximum of 35% to a flat 21% rate. The rate reduction took effect on January 1, 2018.

7.	INCOME TAXES (continued)

At December 31, 2017, the Company had a federal gross deferred tax liability (after netting against deferred tax assets) totaling $1,867,971. Under generally accepted accounting principles, the Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company’s net deferred tax liability of $1,981,334 was determined at December 31, 2017 based on the Company’s tiered then-current enacted federal tax rate of 34%. As a result of the reduction in the corporate income tax rate from 34% to 21% under the Act, the Company revalued its net deferred tax liability at December 31, 2017. This resulted in a reduction in the value of its net deferred tax liability of $719,470, which is recorded as a benefit to income tax expense in the Company’s statement of operations for the year ended December 31, 2017.

The Act also amended Internal Revenue Code Section 172 which governs the utilization of net operating losses (“NOLs”). Prior rules generally allowed NOLs to be carried back two years and forward 20 years, after which time the NOL’s expired. The amendment by the Act disallows any carryback of NOL’s arising in a taxable year ending after December 31, 2017, but allows an indefinite carryforward of such losses, but such losses may only offset a maximum of 80 percent of a taxpayer’s pre-NOL taxable income. As of December 31, 2018, the Company has net operating loss carryforwards of $4,736,268 for federal and $4,635,518 for state income tax purposes. As of September 30, 2019 (unaudited), the Company has net operating loss carryforwards of $8,864,225 for federal and $8,760,885 for state income tax purposes.

The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in stock ownership. The Company completed its acquisition of Push Holdings, Inc. on April 28, 2017 which resulted in a stock ownership change as defined by the Reform Act of 1986. These transactions resulted in limitations on the annual utilization of federal and state net operating loss carryforwards. As a result, the Company reevaluated its available deferred tax assets, and the net operating loss and tax credit carryforward amounts, presented in the deferred tax table above, have been adjusted for the limitation resulting from change in ownership in accordance with the provisions of the Reform Act of 1986. The Company has not completed a full Section 382 study and the numbers may change when the analysis is completed.

Management believes that appropriate provisions for all tax matters have been provided for all open years and does not believe it has any uncertain income tax positions that could materially affect its financial statements at both the federal and state jurisdiction levels. The Company does not anticipate that there will be a material change in the liability for unrecognized tax benefits within the next 12 months. The Company has not recognized any interest or penalties during the period from January 1, 2017 through April 28, 2017, for the period from April 29, 2017 through December 31, 2017, for the year ended December 31, 2018, and for the nine months ending September 30, 2018 and 2019 (unaudited).

The Company files U.S. federal and state tax returns. Tax years 2016, 2017 and 2018 remain open under statute as of September 30, 2019 (unaudited).

8.	TRANSACTIONS WITH THE PARENT

The financial statements include allocations of Parent expenses as set out in the table below. Expenses are allocated based on a percentage of the Company’s revenue, square footage occupied and approximate head-count usage, as applicable to the related allocable expenses. Management believes that the allocation methodology used is reasonable. The expenses allocated are not necessarily indicative of the expenses that would have been incurred if the Company had been a separate, independent entity and had otherwise managed these functions.

Allocated costs included in the statements of operations and recorded as general and administrative expenses are as follows:

	Predecessor	Successor
				Nine Months Ended
	January 1, 2017 to April 28, 2017	April 29, 2017 to December 31, 2017	Year Ended December 31, 2018	September 30, 2018 (Unaudited)	September 30, 2019 (Unaudited)

General and administrative	$–	$428,033	$5,295,208	$2,993,465	$1,493,749

At each period end, amounts due to parent are shown in the liability section of the balance sheet. The Company is funded exclusively by the Parent. As the Company has no formal agreement with the parent, due to parent is a long-term liability. No interest is received or charged on debit or credit balances which exist during the period. Had the Company been a stand-alone entity, it may not have been able to obtain needed debt or equity financing with favorable terms, or at all.

9.	COMMITMENTS AND CONTINGENCIES

Legal

During the ordinary course of business, the Company may be subject to various claims. The Company is not currently involved in any claims that management believes will have a material adverse effect on the Company’s financial position, results of operations or cash flow. As of September 30, 2018, the Company had $100,000 in accrued contingent liabilities for a case that was subsequently settled in 2018 for that amount.

Operating Leases

The Company leases its office space from a related party under common ownership under a 7.5-year lease expiring December 31, 2021. The lease on the primary offices has a renewal option providing for additional lease periods. The related rent expense for the leases is calculated on a straight-line basis with the difference recorded as deferred rent. Rent expense was $56,000, $111,200, $283,797, $187,538, and $257,675 for the period from January 1, 2017 through April 28, 2017, for the period from April 29, 2017 through December 31, 2017, for the year ended December 31, 2018, and for the nine months ending September 30, 2018 and 2019 (unaudited), respectively. The table below includes future minimum lease payments for leases renewed and entered into in 2019.

9.	COMMITMENTS AND CONTINGENCIES (continued)

Operating Leases (continued)

Future minimum lease payments under the noncancelable operating lease agreements are as follows:

Remainder of 2019	$91,800
2020	367,200
2021	367,200
$826,200

10.	RELATED PARTY TRANSACTIONS

From time to time the Company may enter into transactions with related parties. It is the Company’s policy to pay market value, or actual cost, to any related party for the goods/services provided.

As of December 31, 2017, the Company had a balance of $80,763 due from related party related to on-site improvements initially paid for by Comiseo. This balance has been subsequently paid.

The Company obtains funding from CPT to support the operations of the business. Additionally, CPT allocates certain expenses to the Company which are recorded in the due to parent company account. The due to parent company balances as of December 31, 2017 and 2018, and September 30, 2019 (unaudited) amounts to $1,064,683, $8,507,682, and $12,451,797, respectively.

The Company provided Managed Services to a subsidiary of CPT. Net revenues from the related entity totaled $0, 0, $1,345,763, $625,237, and $260,657 for the period from January 1, 2017 through April 28, 2017, for the period from April 29, 2017 through December 31, 2017, for the year ended December 31, 2018, and for the nine months ending September 30, 2018 and 2019 (unaudited), respectively.

During 2019, certain liabilities due to a subsidiary of CPT in the amount of $139,645 related to services provided to the Company were forgiven by CPT. Due to the related party nature, the forgiven liability was accounted for as a capital transaction.

11.	SUBSEQUENT EVENTS

The Company evaluated events subsequent to September 30, 2019 for their potential impact on the financial statements and disclosures through the date these financial statements were available to be issued.

On November 25, 2019, the Company entered into a binding letter of intent (the “LOI”) to sell substantially all of the assets of the Company to Weyland Tech Inc.  The LOI is subject to the satisfaction or waiver of the conditions set forth in the LOI and the execution of the long-form purchase agreement. The parties expect the asset acquisition will be completed in the fourth quarter of 2019.

On November 26, 2019, the Company settled an outstanding payable to a large vendor amounting to approximately $281,000 for $130,000 to be paid in cash.